LUCID GROUP, INC. POWER OF ATTORNEY Know all by these present, that I, the undersigned director and/or officer of Lucid Group, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint, Gagan Dhingra, Brian Tomkiel, Doug Stewart and Bruce Wang and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities: (i) to execute and file for and on behalf of the undersigned any reports on Forms 3, 4, and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership acquisition or disposition of securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder; (ii) to request electronic filing codes from the U.S. Securities and Exchange Commission by filing the Form ID (including amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically; (iii) to prepare, file, and submit any Notices of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”) to permit the undersigned to sell Company common stock without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Rule 144 as amended from time to time; or (iv) take any other action of any type whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact’s or attorneys-in-fact’s discretion. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Exchange Act or the Securities Act. The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of Section 16(a) of the Exchange Act or the Securities Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership, acquisition, or disposition of securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of ___________________________________. Name: Chabi Nouri 6/1/2025 /s/ Chabi Nouri